                                                                    EXHIBIT 99.2

                                                                  Execution Copy






                            ASSET PURCHASE AGREEMENT

                                  by and among

                             HOLLY SUGAR CORPORATION

                                       and

                             IMPERIAL SUGAR COMPANY

                                       and

                           SIDNEY SUGARS INCORPORATED


                             Dated: October 7, 2002

                                Table of Contents

                                                                                    Page
                                                                                    ----
   RECITALS......................................................................      1
   DEFINITIONS...................................................................      1

ARTICLE I PURCHASE AND SALE OF ASSETS............................................      6

   1.1   Transfer of Assets......................................................      6
         ------------------
   1.2   Marketing Allocation....................................................      7
         --------------------
   1.3   Excluded Assets.........................................................      7
         ---------------
   1.4   Assumption of Liabilities...............................................      8
         -------------------------
   1.5   Specifically Excluded Liabilities.......................................      9
         ---------------------------------
   1.6   Purchase Price..........................................................     10
         --------------
   1.7   Payment of the Purchase Price...........................................     10
         -----------------------------
   1.8   Final Determination of Purchase Price...................................     10
         -------------------------------------
   1.9   Allocation of Purchase Price............................................     11
         ----------------------------
   1.10  Taxes...................................................................     11
         -----
   1.11  Closing Costs, Transfer Taxes and Fees..................................     11
         --------------------------------------

ARTICLE II REPRESENTATIONS AND WARRANTIES OF SELLER..............................     11
   2.1   Organization............................................................     11
         ------------
   2.2   Authorization...........................................................     12
         -------------
   2.3   Consents and Approvals..................................................     12
         ----------------------
   2.4   Absence of Specified Changes............................................     12
         ----------------------------
   2.5   Non-Contravention.......................................................     13
         -----------------
   2.6   Financial Information...................................................     13
         ---------------------
   2.7   Employment Matters......................................................     14
         ------------------
   2.8   Labor Matters...........................................................     14
         -------------
   2.9   Employee Benefit Plans..................................................     14
         ----------------------
   2.10  No Brokers..............................................................     15
         ----------
   2.11  No Other Agreements to Sell the Assets..................................     15
         --------------------------------------
   2.12  Environmental...........................................................     15
         -------------
   2.13  Title to Assets.........................................................     17
         ---------------
   2.14  Tax Returns and Audits..................................................     17
         ----------------------
   2.15  Grower Agreements.......................................................     17
         -----------------
   2.16  Intellectual Property; Software.........................................     17
         -------------------------------
   2.17  Litigation..............................................................     18
         ----------
   2.18  Permits.................................................................     18
         -------
   2.19  Contracts...............................................................     18
         ---------
   2.20  Inventory...............................................................     19
         ---------
   2.21  Insurance...............................................................     19
         ---------
   2.22  Real Property Matters...................................................     19
         ---------------------
   2.23  Pressure Vessels and Boilers............................................     21
         ----------------------------
   2.24  Scope of Representations and Warranties of Seller.......................     22
         -------------------------------------------------
   2.25  Reasonable Disclosure...................................................     22
         ---------------------

ARTICLE III REPRESENTATIONS AND WARRANTIES OF BUYER..............................     22
   3.1   Organization of Buyer...................................................     23
         ---------------------
   3.2   Authorization...........................................................     23
         -------------
   3.3   No Conflict or Violation................................................     23
         ------------------------
   3.4   Consents and Approvals..................................................     23
         ----------------------
   3.5   No Brokers..............................................................     23
         ----------
ARTICLE IV COVENANTS OF SELLER AND BUYER.........................................     23
   4.1   Further Assurances......................................................     23
         ------------------
   4.2   Notification of Certain Matters.........................................     24
         -------------------------------
   4.3   Confidentiality.........................................................     24
         ---------------
   4.4   Access to Information...................................................     24
         ---------------------
   4.5   Employee Matters........................................................     24
         ----------------
   4.6   Consents and Best Efforts...............................................     25
         -------------------------
   4.7   Conduct of Business.....................................................     25
         -------------------
   4.8   Updated Disclosure Letter...............................................     25
         -------------------------
   4.9   Accounts Receivable.....................................................     25
         -------------------
   4.10  Escrow Account..........................................................     25
         --------------
   4.11  Sidney Tolling Agreement................................................     26
         ------------------------
   4.12  Grower Seed Receivables.................................................     26
         -----------------------
   4.13  Government Sugar........................................................     26
         ----------------

ARTICLE V JOINT CONDITIONS TO BUYER AND SELLER'S OBLIGATIONS.....................     26
   5.1   Hereford Facility Lease.................................................     26
         -----------------------
   5.2   No Actions or Court Orders..............................................     26
         --------------------------

ARTICLE VI CONDITIONS TO SELLER'S OBLIGATIONS....................................     26
   6.1   Representations, Warranties and Covenants...............................     26
         -----------------------------------------
   6.2   Consents, Regulatory Compliance and Approval............................     27
         --------------------------------------------
   6.3   Certificates............................................................     27
         ------------
   6.4   Corporate Documents.....................................................     27
         -------------------
   6.5   Creditor Approval.......................................................     27
         -----------------
   6.6   USDA Assurances.........................................................     27
         ---------------
   6.7   Ancillary Documents.....................................................     27
         -------------------
ARTICLE VII CONDITIONS TO BUYER'S OBLIGATIONS....................................     27
   7.1   Representations, Warranties and Covenants...............................     27
         -----------------------------------------
   7.2   Consents, Regulatory Compliance and Approval............................     27
         --------------------------------------------
   7.3   No Material Adverse Change..............................................     27
         --------------------------
   7.4   Certificates............................................................     28
         ------------
   7.5   Corporate Documents.....................................................     28
         -------------------
   7.6   Creditor Approval.......................................................     28
         -----------------
   7.7   Operating Permits.......................................................     28
         -----------------
   7.8   USDA Assurances.........................................................     28
         ---------------
   7.9   Transition Agreement....................................................     28
         --------------------
   7.10  Rocky Mountain Silo Agreements..........................................     28
         ------------------------------
   7.11  Ancillary Agreements....................................................     28
         ---------------------

ARTICLE VIII CLOSING.............................................................     28
   8.1   Closing.................................................................     28
         -------
   8.2   Seller's Deliveries.....................................................     28
         -------------------
   8.3   Buyer's Deliveries......................................................     29
         ------------------
   8.4   Joint Deliveries........................................................     29
         ----------------
   8.5   Ancillary Agreements....................................................     29
         --------------------

ARTICLE IX ACTIONS BY SELLER AND BUYER AFTER THE CLOSING.........................     29
   9.1   Tax Matters.............................................................     29
         -----------

ARTICLE X SURVIVAL AND INDEMNIFICATION...........................................     30
   10.1  Survival Periods........................................................     30
         ----------------
   10.2  Seller's Agreement to Indemnify.........................................     30
         -------------------------------
   10.3  Buyer's Agreement to Indemnify..........................................     31
         ------------------------------
   10.4  Third-Party Indemnification.............................................     32
         ---------------------------
   10.5  Insurance...............................................................     33
         ---------
   10.6  No Duplication..........................................................     33
         --------------
   10.7  Sole Remedy.............................................................     33
         -----------
   10.8  No Special Damages......................................................     33
         ------------------

ARTICLE XI TERMINATION...........................................................     33
   11.1  Termination.............................................................     33
         -----------
   11.2  In the Event of Termination.............................................     34
         ---------------------------

ARTICLE XII ASSIGMENT OF RIGHTS..................................................     34

ARTICLE XIII MISCELLANEOUS.......................................................     35
   13.1  Assignment..............................................................     35
         ----------
   13.2  Notices.................................................................     35
         -------
   13.3  Choice of Law...........................................................     36
         -------------
   13.4  Entire Agreement: Amendments and Waivers................................     36
         ----------------------------------------
   13.5  Multiple Counterparts...................................................     36
         ---------------------
   13.6  Expenses................................................................     36
         --------
   13.7  Invalidity..............................................................     36
         ----------
   13.8  Titles..................................................................     36
         ------
   13.9  Representation of Counsel; Mutual Negotiation...........................     36
         ---------------------------------------------

                                                                  Execution Copy

                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the 7th day of October, 2002, by and among IMPERIAL SUGAR COMPANY, a Texas corporation ("Imperial"), HOLLY SUGAR CORPORATION, a New York corporation and wholly-owned subsidiary of Imperial ("Seller") and SIDNEY SUGARS INCORPORATED, a Minnesota corporation ("Buyer").

                                    RECITALS

     WHEREAS, Imperial is the sole stockholder of Seller, the owner of sugarbeet processing facilities located at Hereford, Texas (the "Hereford Facility"), Sidney, Montana (the "Sidney Facility") and Torrington, Wyoming (the "Torrington Facility"), with such facilities collectively referred to as the "Acquired Factories";

     WHEREAS, Buyer is a wholly-owned subsidiary of American Crystal Sugar Company, a Minnesota cooperative corporation ("American Crystal");

     WHEREAS, Imperial wishes to cause Seller to sell the Acquired Factories, together with all of the assets associated with such Acquired Factories (as more particularly described herein), and Buyer wishes to purchase such Acquired Factories and the associated assets from Seller, all upon and subject to the terms of this Agreement; and

     WHEREAS, immediately upon Closing the transactions contemplated hereunder, Buyer shall lease to Western Sugar Cooperative, a Colorado cooperative ("Western"), the Torrington Facility pursuant to a lease agreement (the "Lease Agreement").

     NOW THEREFORE, in consideration of the respective covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows.

                                   DEFINITIONS

The capitalized terms used in this Agreement shall have the following definitions:

     "Accrued Vacation" shall have the meaning set forth in Section 1.4(c) hereof.

     "Acquired Factories" shall mean the Hereford Facility, Sidney Facility and the Torrington Facility collectively.

     "Agreement" shall mean this Asset Purchase Agreement dated as of the date hereof.

     "American Crystal" shall mean American Crystal Sugar Company, a Minnesota cooperative and the sole shareholder of Buyer.

     "Ancillary Agreements" shall include the documents set forth in Section 8.5 hereof.

     "Assets" shall have the meaning set forth in Section 1.1 hereof.

     "Assumed Liabilities" shall have the meaning set forth in Section 1.4 hereof.

     "Assignment and Assumption Agreement" shall have the meaning set forth in
     Section 8.3(b) hereof.

     "Authorities" shall have the meaning set forth in Section 2.5 hereof.

     "Beet Piling Sites" shall mean those locations, whether leased or owned, associated with the Acquired Factories where the Seller has stored sugarbeets prior to processing at the Acquired Factories as set forth on
     Schedule 1.1(a). For purposes of this Agreement, a reference to the Acquired Factories shall include the Beet Piling Sites.

     "Benefit Plans" shall have the meaning set forth in Section 2.9(a) hereof.

     "Bill of Sale" shall have the meaning set forth in Section 8.2(a) hereof.

     "Books and Records" shall have the meaning set forth in Section 1.1(g) hereof.

     "Buyer" shall mean Sidney Sugars Incorporated, a Minnesota corporation.

     "Buyer Damages" shall have the meaning set forth in Section 10.2.

     "Buyer Indemnitees" shall have the meaning set forth in Section 10.2.

     "Byproducts" shall mean pulp, molasses and other byproducts that result from the processing of the sugarbeets at the Acquired Factories.

     "Campaign" means the periods beginning in September and October 2002 during which the Torrington Facility and the Sidney Facility are processing sugarbeets from the 2002 crop.

     "Claims" shall mean any actions, suits, prosecutions, claims or any civil, criminal or administrative proceedings.

     "Closing" shall have the meaning set forth in Section 8.1 hereof.

     "Closing Date" shall have the meaning set forth in Section 8.1 hereof.

     "Closing Date Payment" shall have the meaning set forth in Section 1.7 hereof.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Contracts" shall have the meaning set forth in Section 1.1(i) hereof.

     "Confidentiality Agreement" shall have the meaning set forth in the Section 4.3.

     "Employee" shall have the meaning set forth in Section 2.7 hereof.

     "Employee Lease Agreement" shall have the meaning set forth in Section 4.5.

     "Environmental Law(s)" shall mean and include any and all present federal, state or local laws, statutes, ordinances, rules, regulations, orders, judgments, restrictions, or determinations or other requirements of any governmental authority, including, without limitation, all common law and judicial principles of liability, regulating, relating to or imposing liability or standards of conduct concerning, human health or safety, or any Environmental matters, as in effect on the date of execution of this Agreement, including, without limitation, the National Environmental Policy Act, the Clean Water Act, the Clean Air Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 ("CERCLA"), the Federal Water Pollution Control Act, the Occupational Safety and Health Act of 1970, the Resource Conservation and Recovery Act of 1976 as amended by the Hazardous and Solid Waste Amendments Act of 1984 ("RCRA"), the Hazardous Materials Transportation Act of 1975, the Safe Drinking Water Act, the Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, as amended by the Federal Environmental Pesticide Control Act of 1972 and by the Federal Pesticide Act of 1978, the Emergency Planning and Community Right-To-Know Act of 1986, the United States Environmental Protection Agency's Technical Standards and Corrective Action Requirements for Owners and Operators of Underground Storage Tanks, 40 C.F.R. Part 280, The Atomic Energy Act of 1954, the Acid Precipitation Act of 1980, the Low-Level Radioactive Waste Policy Act, the Nuclear Waste Policy Act of 1982 and the Solid Waste Disposal Act and any so-called "Superfund" or "Superlien" law and any comparable or similar Environmental laws (whether local, state or federal), together with all amendments in effect, and all rules and regulations presently promulgated, under or with respect to any or all of the foregoing laws, all as currently interpreted and enforced.

     "Endorsements" shall have the meaning set forth in Section 2.22(b).

     "Equipment" shall have the meaning set forth in Section 1.1(b) hereof.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" shall have the meaning set forth in Section 2.9(a) hereof.

     "Escrow Agreement" shall have the meaning set forth in Section 4.10 hereof.

     "Escrow Fund" shall have the meaning set forth in Section 4.10 hereof.

     "Excluded Assets" shall have the meaning set forth in Section 1.3 hereof.

     "Excluded Equipment" shall have the meaning set forth in Section 1.3(c) hereof.

     "Excluded Finished Product Inventory" shall have the meaning set forth in
     Section 1.3(a) hereof.

     "Excluded Sugarbeets" shall have the meaning set forth in Section 1.3(b).

     "Final Payment Determination" shall have the meaning set forth in Section 1.8(a) hereof.

     "Financial Schedules" shall have the meaning set forth in Section 2.6 hereof.

     "GAAP" shall mean Generally Accepted Accounting Principles.

     "Governmental Orders" shall mean any agreements, consent orders, decrees, writs, judgments, injunctions, license or permit conditions, fine or penalty assessments, or other orders, directives, determinations, findings or requirements of any federal, state or local court, governmental agency or authority.

     "Grower Seed Receivables" shall have the meaning set forth in Section 4.12.

     "Hazardous Substance" shall mean, without limitation, any flammable substances, explosives, radon, radioactive materials, asbestos (and any substance or material containing asbestos), urea formaldehyde foam insulation, the group of organic compounds known as polychlorinated biphenyls, lead (and any substance or material containing lead), chemicals known to cause cancer or reproductive toxicity, pollutants, effluents, contaminants, emissions or other materials (including, without limitation, raw materials, final or intermediate products, and wastes) that may cause or pose a present or potential hazard to human health or safety or the environment, when Released (as defined herein) or during manufacture, processing, generation, treatment, storage, transportation, disposal, abatement, removal, remediation, or any other use or handling, petroleum and petroleum-based products, including crude oil and any fraction thereof, natural gas or synthetic gas used for fuel, methane, hazardous materials, hazardous wastes, underground storage tanks or storage facilities and other substances or related materials defined as hazardous or toxic in, or otherwise included within the scope of, any Environmental Law.

     "Hereford Employees" shall mean those employees of the Seller employed at the Hereford Facility on the Closing Date.

     "Hereford Facility" shall have the meaning set forth in the recitals to this Agreement.

     "Hereford Facility Lease" shall have the meaning set forth in Section 5.1 hereof.

     "Imperial" shall mean Imperial Sugar Company, a Texas corporation.

     "Intellectual Property" shall have the meaning set forth in Section 1.1(l) hereof.

     "Knowledge" for the Seller shall mean the actual knowledge of William F. Schwer, H. P. Mechler, William J. Smith, Martha H. Martin, Donald E. Gorsek, the Sidney Facility manager, Leroy J. Schafer, the Torrington Facility manager, David M. Duncan, the Hereford Facility manager, David Hill, Robert A. Pieser and Pat Henneberry; provided, however, the actual knowledge of Donald E. Gorsek, Leroy J. Schafer and David M. Duncan shall be specifically limited to the Sidney Facility, Torrington Facility and the Hereford Facility, respectively.

     "Lien" shall have the meaning set forth in Section 2.5 hereof.

     "Lease Agreement" shall have the meaning set forth in the recitals hereto.

     "Marketing Allocation" shall have the meaning set forth in Section 1.2 hereof.

     "Material Adverse Effect" shall have the meaning set forth in Section 2.1 hereof.

     "Notice of Objection" shall have the meaning set forth in Section 1.8(a) hereof.

     "Operating Supplies" shall have the meaning set forth in Section 1.1(h) hereof.

     "Permits" shall have the meaning set forth in Section 1.1(f) hereof.

     "Prepaid Expenses" shall have the meaning set forth in Section 1.1(d) hereof.

     "Pressure Vessel" shall have the meaning set forth in Section 2.23 hereof.

     "Purchase Price" shall have the meaning set forth in Section 1.6 hereof.

     "Real Property" shall have the meaning set forth in Section 1.1(a) hereof.

     "Release(d)" shall have the same meaning as given to that term under CERCLA or any other applicable Environmental Law or under the regulations promulgated under CERCLA or any other applicable Environmental Law and includes, without limitation, any contamination or spillage governed by any Environmental Law.

     "Rocky Mountain Agreements" shall have the meaning set forth in Section
     7.10 hereof.

     "Seller" shall mean Holly Sugar Corporation, a New York corporation.

     "Seller Damages" shall have the meaning set forth in Section 10.3.

     "Seller Indemnitees" shall have the meaning set forth in Section 10.3.

     "Sidney Employees" shall mean those employees of the Seller employed at the Sidney Facility on the Closing Date, except for Donald E. Gorsek..

     "Sidney Facility" shall have the meaning set forth in the recitals to this Agreement.

     "Sidney Byproducts" shall have the meaning set forth in Section 1.1(j) hereof.

     "Sidney Silo LLC" shall have the meaning set forth in Section 1.1(m).

     "Sidney Tolling Agreement" shall have the meaning set forth in Section
     4.11.

     "Sugar" means the sugar extracted from sugarbeets processed at the Acquired Factories.

     "Survey" shall have the meaning set forth in Section 2.22(b) hereof.

     "Survival Period" shall have the meaning set forth in Section 10.1 hereof.

     "Taxes" shall have the meaning set forth in Section 1.10 hereof.

     "Title Company" shall have the meaning set forth in Section 2.22(b) hereof.

     "Torrington Employees" shall mean those employees of the Seller employed at the Torrington Facility on the Closing Date.

     "Torrington Facility" shall have the meaning set forth in the recitals of this Agreement.

     "Transition Agreement" shall have the meaning set forth in Section 7.9 hereof.

     "Updated Survey" shall have the meaning set forth in Section 2.22.

     "USDA" shall mean United States Department of Agriculture.

     "Water Rights" shall have the meaning set forth in Section 1.1(c) hereof.

     "Western" shall mean Western Sugar Cooperative, a Colorado cooperative.

     "Work-In-Process Inventory" shall mean all of Seller's work-in-process inventory, including sweepings at the Acquired Factories.

                                    ARTICLE I
                           PURCHASE AND SALE OF ASSETS

     1.1 Transfer of Assets. Seller, upon the terms and subject to the conditions contained herein, at the Closing, agrees to sell, convey, transfer, assign and deliver all of Seller's right, title and interest in, to and under the following assets (with such rights, title and interest referred to as the "Assets"), and Buyer agrees to purchase from Seller such Assets:

     (a) Real Property. The real property of Seller located at, adjacent or related to the Acquired Factories as set forth on Schedule 1.1(a), with such Schedule 1.1(a) subject to change after the Closing Date upon mutual agreement of the parties hereto, and the real property of Seller located at, adjacent or related to the Beet Piling Sites also as set forth on Schedule 1.1(a) (collectively, the "Real Property"), together with such of the following in the Seller's possession and control namely all mineral rights, utility plans, grading plans, signage agreements, development agreements, street development plans, surveys, title evidence, studies, real estate tax bills, notices of assessments and information and documentation regarding any assessment protests, other plans and specifications relating to such real property, all existing soils, geotechnical, environmental assessments, engineering reports or any other reports relating to the real property in Seller's possession and control, and copies of all guarantees and warranties in Seller's possession and control that were given to and for the benefit of Seller in connection with the construction of the improvements or the purchase of any fixtures.

     (b) Equipment. Except for the Excluded Equipment, all machinery, tools, fixtures, equipment, vehicles, computers, computer networking equipment and other tangible personal property owned, leased or used by Seller primarily in the operation of the Acquired Factories and all pilers, scales, ventilation tubes, loaders and other equipment primarily related to the Beet Piling Sites, including, but not limited to the items and tangible personal property set forth on Schedule 1.1(b) (the "Equipment").

     (c) Water Rights. To the extent assignable, all water rights related to the Acquired Factories, including but not limited to those set forth on Schedule 1.1(c), together with all agreements, leases, information and documentation regarding such rights and specifications relating to such rights (the "Water Rights").

     (d) Prepaid Expenses. All those prepayments or prepaid expenses relating to the Acquired Factories set forth on Schedule 1.1(d) (the "Prepaid Expenses").

     (e) Deferred Maintenance. All deferred maintenance related to the Acquired Factories set forth on Schedule 1.1(e) (the "Deferred Maintenance").

     (f) Permits. To the extent assignable, all governmental licenses, permits or approvals used primarily in the conduct of business at the Acquired Factories, as currently conducted, including without limitation the licenses and permits set forth on Schedule 1.1(f) (the "Permits").

     (g) Books and Records. Except for customer sales records, all business records, files, supplier lists, documents, specifications, personnel records for any Sidney Employee or Torrington Employee (to the extent permitted by applicable law), grower records, repair records, transferable warranties, equipment operating logs, owner's manuals and all other books and records which relate primarily to the Assets and the Acquired Factories (the "Books and Records"); provided, however, that Seller may retain copies of any such Books and Records as it may deem advisable for uses not inconsistent with this Agreement.

     (h) Operating Supplies. All coal, coke, natural gas, limerock, chemicals, supplies, non-proprietary packaging supplies and other consumables owned by Seller at the Sidney Facility and Beet Piling Sites related to the Sidney Facility (the "Operating Supplies").

     (i)  Contracts. Those contracts, leases and agreements set forth on
          Schedule 1.1(i) (the "Contracts").

     (j) Sidney Byproducts. The inventory of Byproducts produced by Seller at the Sidney Facility from the commencement of the Campaign to the Closing Date (the "Sidney Byproducts").

     (k) Sidney Sugarbeets. All sugarbeets to be processed at the Sidney Facility, except the Excluded Sugarbeets.

     (l) Intellectual Property. A royalty-free, non-exclusive, non-transferable (except to American Crystal and its affiliates) license for the grower accounting software and associated source code, software, patents and licenses related to the operation of the Acquired Factories set forth on Schedule 1.1(l) (the "Intellectual Property").

     (m) Sidney Silo LLC. All of Seller's membership interest in the Sidney Silo LLC, which constitutes 100% percent of the membership interests of Sidney Silo, LLC, a Delaware limited liability company.

     1.2 Marketing Allocation. Buyer will receive the marketing allocation associated with the Acquired Factories, which are mutually agreed upon between the parties hereto to be 42% of Imperial's initial United States Department of Agriculture ("USDA") allocation for the domestic sugarbeet segment (currently estimated to represent 4.8673% of the total allocation for the domestic sugarbeet segment) (the "Marketing Allocation"), subject to final review and determination by the USDA.

     1.3 Excluded Assets. The Assets exclude any assets other than the Assets specifically listed or described in Section 1.1 and, without limiting the generality of the foregoing, expressly exclude the following (collectively, the "Excluded Assets"):

     (a) Excluded Inventory. Finished product inventory of Sugar, Work-In-Process Inventory, and Byproducts from prior to the start of the Campaign, located at the Sidney Facility or the Torrington Facility as of the Closing Date (the "Excluded Finished Product Inventory").

     (b) Excluded Sugarbeets. Fifty-Five Thousand Two Hundred and Sixty-Seven (55,267) tons of sugarbeets to be processed at the Sidney Facility (the "Excluded Sugarbeets").

     (c) Excluded Equipment. That certain equipment of Seller which is set forth on Schedule 1.3(c) (the "Excluded Equipment").

     (d) Operating Supplies. Operating Supplies at the Torrington Facility and the Hereford Facility.

     (e) Cash and Receivables. All cash, cash equivalents, accounts (including Grower Seed Receivables) and notes receivable of Seller.

     (f) Proprietary Packaging Materials. All proprietary packaging materials at the Acquired Factories.

     (g) Insurance, Taxes and Legal Matters. All insurance policies and claims thereunder, claims for rights to receive tax refunds for periods prior to the Closing Date, all tax returns relating to the Acquired Factories that do not include periods after the Closing and any notes, worksheets, files or documents relating thereto, and any legal files or documents covered by an evidentiary privilege that are not related to the Acquired Factories or Assumed Liabilities.

     (h) Transaction Records. All books, documents, records and files prepared in connection with or related to the transactions contemplated by this Agreement, including bids received from other parties and analyses relating to the Assets, the Acquired Factories or the Assumed Liabilities.

     (i) Corporate Records. All minute books and stockholder and stock transfer records and similar corporate records of Seller.

     (j) Peoplesoft Software. The Peoplesoft software and any related license thereto

     1.4 Assumption of Liabilities. Buyer is not assuming any liability of Seller except for the following liabilities (the "Assumed Liabilities"), which Buyer shall assume on the Closing Date and pay, perform and discharge when due:

     (a) Contracts. All of Seller's obligations under the Contracts, except for those described in Section 1.5(c) hereof.

     (b) Beet Grower Obligations. Liability, estimated to be $9,219,388, pursuant to any beet grower contract assumed for sugarbeets delivered to the Sidney Facility through the Closing Date, excluding liability to the growers under the contracts for the Excluded Sugarbeets.

     (c) Accrued Vacation. Accrued Vacation pay for the Seller's employees at the Sidney Facility (the "Sidney Employees") and at the Torrington Facility (the "Torrington Employees") as of the Closing Date as set forth on Schedule 1.4(c).

     1.5 Specifically Excluded Liabilities. Except for the Assumed Liabilities, Buyer shall assume no liabilities or obligations of Seller of any nature whatsoever, contingent or otherwise including, but not limited to, any liabilities pertaining to the Hereford Employees, the Torrington Employees, the Sidney Employees, the Acquired Factories and/or the Assets. Without limiting the foregoing, it is specifically agreed and understood that excluded from the Assumed Liabilities are any liabilities, obligations, or commitments set forth below:

     (a) Taxes. Seller's liability for any Taxes (as such term is defined herein) of Seller (without limiting the generality of the foregoing, whether payable, collected or collectible by Seller, but not including Taxes collected or collectible by Seller that are the liability of Buyer pursuant to Section 1.11 hereof) for any period and any liabilities for any Taxes levied, imposed upon or related to the Acquired Factories, the Assets, the Sidney Employees or the Torrington Employees for any period (or any portion of any period) ending on or prior to the Closing Date;

     (b) Employee and Employee Benefit Plan Liabilities. Except as provided for in the Employee Lease Agreement or as otherwise provided for herein, Seller's liabilities:

          (i) to any of the Sidney Employees, Torrington Employees or Hereford Employees;

          (ii) with regard to any termination pay, pay in lieu of notice, severance pay or any other notice payments or other payments due to the Hereford Employees, the Torrington Employees or the Sidney Employees on or prior to Closing;

          (iii) relating to any employee claims in existence as of the Closing Date or arising or accruing after the Closing Date, where such liability, obligation or commitment is based on an action, event or transaction that occurred on or before the Closing Date or an omission or an act which did or should have occurred on or before the Closing Date;

          (iv) arising under or relating to any current or former Benefit Plan (as such term is defined herein) or any other employee benefit plan.

     (c) Contract Liability. Any liability arising from the breach of any Contract by Seller that occurred before the Closing Date.

     (d) Claims. Any and all liabilities, actions, suits, claims and other proceedings which arise directly or indirectly out of the operation of the Acquired Factories or use of the Assets before the Closing Date.

     (e) Hereford Employees. Any and all liabilities, actions, suits or claims associated with the Hereford Employees.

     1.6 Purchase Price. The consideration for the sale, transfer, assignment, conveyance and delivery of the Acquired Facilities and the Assets shall be paid by Buyer to Seller as a cash payment equal to Thirty Four Million Dollars ($34,000,000); plus the book value of the Operating Supplies in excess of $1,000,000; less the agreed-upon value of the Excluded Equipment; and less the value of any Sidney Byproducts sold by Seller prior to the Closing Date at the Closing Date (collectively the "Purchase Price").

     1.7 Payment of the Purchase Price. At the Closing, Buyer shall pay to Seller an estimated Purchase Price computed as follows: (i) $34,000,000; plus
(ii) $0, the agreed-upon book value of Operating Supplies in excess of $1,000,000; less (iii) $261,000, the agreed-upon value of the Excluded Equipment; less (iv) the value of any Sidney Byproducts sold by Seller prior to the Closing Date; and less (v) $925,000 to be placed in the Escrow Fund as provided in Section 4.10 (the "Closing Date Payment") The Closing Date Payment shall be made on the Closing Date by wire transfer or other mutually agreeable means in immediately available funds to an account or accounts designated by Seller, or as Seller may otherwise direct in writing.

     1.8  Final Determination of Purchase Price.

     (a) The determination of the actual Purchase Price shall be accomplished after the Closing Date. Buyer shall take an inventory and prepare a valuation of the Sidney Byproducts and a statement of the amount of the final payment payable by Buyer and deliver the same to Seller within sixty (60) days of the Closing Date (the "Final Payment Determination"). Seller shall have thirty (30) calendar days following the date of receipt of the Final Payment Determination to give a notice to Buyer of any objection(s) to the Final Payment Determination or the computation of the actual Purchase Price ("Notice of Objection"). The Notice of Objection shall identify, in detail, that aspect of the Final Payment Determination or the computation of the actual Purchase Price to which objection is made, and in terms of the actual Purchase Price, the amount(s), if any, in dispute. If no Notice of Objection is delivered by Seller within the 30-day period, the Final Payment Determination and computation of the actual Purchase Price shall be deemed accepted and binding upon the parties on the last day of such period.

     (b) If Seller issues a Notice of Objection regarding the Final Payment Determination, the Seller and Buyer, together with their representatives, shall promptly meet, confer and negotiate in good faith with a view to resolving any and all differences. If such negotiations fail to resolve all differences or disputes within fifteen (15) calendar days after Notice of Objection, either party may submit the dispute or controversy arising out of or related to a Notice of Objection to PriceWaterhouseCoopers or another mutually agreed upon accounting firm of national reputation, who shall determine the book value of the Sidney Byproducts on behalf of the Buyer and Seller and the parties shall be bound by such determination. Buyer and Seller shall equally bear the cost of such valuation.

     (c) Differences in the estimated and final Purchase Price shall be addressed as follows:

          (i)  To the extent it is determined pursuant to Section 1.8(a) and
               (b), that the final Purchase Price exceeds the Closing Date Payment, the difference shall be paid to Seller within five (5) business days of determination

          (ii) To the extent it is determined pursuant to Section 1.8(a) and
               (b), that the final Purchase Price is less than Closing Date Payment, and the difference shall be refunded by the Seller to the Buyer from the Escrow Fund within five (5) business days of determination.

     1.9 Allocation of Purchase Price. The Purchase Price shall be allocated as set forth in Schedule 1.9. This allocation shall be binding upon the parties who shall file their tax returns in accordance with this allocation.

     1.10 Taxes. Except as otherwise provided in this Agreement, all federal, state, local, foreign or other taxes, assessments, levies or other government charges (collectively, "Taxes") with respect of the Assets and income of the Acquired Factories for the period or portions of periods ending prior to the Closing Date shall be borne by Seller. Except as otherwise provided in this Agreement and under the Hereford Lease (as such term is defined herein), all Taxes with respect of the Acquired Factories and the Assets for the period or portions of periods beginning on and after the Closing Date shall be borne by Buyer.

     1.11 Closing Costs, Transfer Taxes and Fees.

     (a) Except as may be specified in the Hereford Lease, the party normally obligated by law to pay such taxes and fees shall be responsible for any sales, use, transfer or documentary taxes and recording fees applicable to the transfer contemplated by this Agreement. The sales, use and transfer tax returns required by reason of said transfers shall be timely prepared and filed by the party normally obligated by law or regulation to make such filing. The parties agree to cooperate with each other in connection with the preparation and filing of such returns, in obtaining all available exemptions from such sales, use and transfer Taxes, and in timely providing each other with resale certificates and any other documents necessary to satisfy any such exemptions. Buyer acknowledges it is ultimately responsible for any taxes under this Section 1.11(a), even if such taxes are required to be withheld and paid by Seller from funds it receives from Buyer.

     (b) If Buyer or Seller pays any Tax agreed to be borne by the other party under this Agreement, such other party shall promptly (within 30 business days after written notice of the payment is received from the paying party) reimburse the paying party for the amounts so paid. If any party receives any refund or credit of Tax to which another party is entitled under this Agreement, the receiving party shall promptly (within 30 days after receipt of such payment) pay such amounts to the party entitled thereto.

                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Imperial and Seller, jointly and severally hereby represent and warrant to Buyer as of the date hereof, and except as otherwise set forth in the disclosure letter (the "Disclosure Letter") delivered in final form by Seller to Buyer on the date of this Agreement, as follows:

     2.1 Organization. Imperial is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, has full corporate power and authority to carry on its business activities as currently being conducted. Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, has full corporate power and authority to carry on the business activities now being conducted at the Acquired Facilities and to own, lease and operate the properties and assets related to the Acquired Facilities, and is duly qualified or licensed to do business as a foreign corporation in good standing in Montana, Texas and Wyoming. For purposes of this Agreement, a "Material Adverse Effect" with respect to the Acquired Facilities or the Assets shall mean an effect that is, or is reasonably expected to be, materially adverse to the business, operations, condition (financial or otherwise), properties or liabilities of the Acquired Factories or the Assets, taken as a whole, or would prevent Seller from consummating the transactions contemplated hereby other than changes related to the U.S. economy or the U.S. sugar industry in general and not specifically related to the Acquired Factories.

     2.2 Authorization. Both Imperial and Seller have all requisite corporate power and authority, and have taken, or prior to the Closing Date shall have taken, all corporate action necessary, to execute and deliver this Agreement and all other agreements it has or will execute in connection herewith, to consummate the transactions contemplated hereby, and to perform its obligations hereunder. This Agreement and all other agreements they have or will execute in connection herewith, have been duly executed and delivered by Imperial and Seller, as applicable, and each such agreement constitutes a legal, valid and binding obligation of Imperial and Seller enforceable against both in accordance with its terms except as limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditor's rights generally or by equitable principles (whether considered in an action at law or in equity).

     2.3 Consents and Approvals. Except as set forth on Section 2.3 of the Disclosure Letter, no notice to, declaration, filing or registration with, or authorization, consent or approval of, or permit from, any domestic or foreign governmental or regulatory body or authority, or any other person or entity, is required to be made or obtained by Seller in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. Except as set forth on Section 2.3 of the Disclosure Letter, all consents, permits or approvals required in connection with the execution, delivery and performance of this Agreement have been or will be obtained as of the Closing Date.

     2.4 Absence of Specified Changes. Except as set forth on Section 2.4 of the Disclosure Letter, to Seller's Knowledge since September 30, 2001, there has not been any:

     (a) Material breach or violation of, or default under any of the Contracts, which breach would have a Material Adverse Effect on the Acquired Factories or the Assets;

     (b) Transaction by the Seller related the Acquired Factories except in the ordinary course of business as conducted at the Acquired Factories or except as would not reasonably be expected to have a Material Adverse Effect;

     (c) Change in accounting methods or practices (including, without limitation, any change in revenue recognition, research and development capitalization, depreciation or amortization policies or rates) of the Acquired Factories;

     (d) Increase in the salary or other compensation payable or to become payable by the Seller to any of Sidney Employees or the Torrington Employees, or the declaration, payment, or commitment or obligation of any kind for the payment by the Seller as relates to the Sidney Employees and the Torrington Employees, of a bonus or other additional salary or compensation to any such person except in the ordinary course of business;

     (e) Sale or transfer of any Asset, except in the ordinary course of business or as would not reasonably be expected to have a Material Adverse Effect;

     (f) Amendment or termination of any contract, agreement, or license that relates to the Assets and/or the Acquired Factories, except in the ordinary course of business or except as would not reasonably be expected to have a Material Adverse Effect;

     (g) Commencement or notice or threat of commencement of any governmental proceeding against or investigation of the Seller that is related to or impacts the Assets and/or the Acquired Factories, or its affairs;

     (h) Unlawful labor practice or action related to the Acquired Factories except as would not reasonably be expected to have a Material Adverse Effect;

     (i) Waiver or release of any right or claim of the Acquired Factories, except in the ordinary course of business or except as would not reasonably be expected to have a Material Adverse Effect; or

     (j) Agreement by the Seller as it relates to the Assets or the Acquired Factories to do any of the things described in the preceding clauses
          (a) through (i).

     2.5 Non-Contravention. Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated herein will: (i) violate or be in conflict with any provision of the organizational documents of Seller; or (ii) be in conflict with, or constitute a default, however defined (or an event which, with the giving of due notice or lapse of time, or both, would constitute such a default), under, or cause or permit the acceleration of the maturity of, or give rise to any right of termination, cancellation, imposition of fees or penalties under, any debt, note, bond, lease, mortgage, indenture, license, obligation, contract, commitment, franchise, Permit, instrument or other agreement or obligation to which Seller is a party or by which its properties or assets (including the Assets and the Acquired Factories) are or may be bound (unless with respect to which defaults or other rights, requisite waivers or consents shall have been obtained at or prior to the Closing); or (iii) result in the creation or imposition of any mortgage, hypothecate, pledge, lien, security interest, encumbrance, restriction, prior claim, adverse claim, easement, servitude, right-of-way, tenancy, lease, encroachment or charge of any kind, whether or not of record (a "Lien") upon the Acquired Factories or Assets of Seller, under any debt, obligation, contract, agreement or commitment to which Seller is party or by which any of the Assets or properties are or may be bound; or (iv) violate or cause a violation of any statute, treaty, Law, judgment, writ, injunction, decision, decree, order, regulation, ordinance or other similar authoritative matters of any domestic or foreign government including federal, provincial, state, municipal, or local government or any quasi-government, administrative, regulatory or judicial court, tribunal, arbitrator, official, department, commission, agency, board, bureau, instrumentality or other authority (hereinafter sometimes separately referred to as an "Authority" and sometimes collectively as "Authorities") or except as would not reasonably be expected to have a Material Adverse Effect.

     2.6 Financial Information. Section 2.6 of the Disclosure Letter contains true and complete copies of (i) schedules of revenues and expenses for Acquired Factories for the most recent four (4) fiscal years; (ii) a schedule of revenues and expenses for the Acquired Factories starting from September 30, 2001 to date, and (iii) schedules of assets for the Acquired Factories as of June 30, 2002 (the "Financial Schedules"). Except as disclosed therein, the Financial Schedules are in accordance with the books and records of Seller and are taken from books and records of the Seller that were prepared in such a manner as to allow Seller to prepare financial statements in conformity with GAAP consistently applied for all periods, and (b) fairly present the financial information of Seller as of the respective dates thereof as presented therein.

     2.7 Employment Matters. Section 2.7 of the Disclosure Letter contains a complete list of all Sidney Employees and Torrington Employees, with their addresses, phone numbers, dates of hire, current job titles and dates begin current job titles, job rankings/level, current compensation, accrued vacation, sick days, bonus commitments, if any, and a summary of any contractual obligation to or from them for employment, severance, bonus, incentive, if any.
Seller: (i) is in compliance in all material respects within all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to the Sidney Employees and the Torrington Employees and all other employees of the Acquired Factories (collectively, the "Employees" and each, individually, an "Employee"); (ii) has withheld, reported, and paid all material amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing in any material respects; and (iv) except as otherwise set forth in Section 2.7 of the Disclosure Letter, is not liable for any material payment to any Employee, trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, workers' compensation benefits, civil damages, fines, penalties, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). Except as set forth on Section 2.7 to the Disclosure Letter, there are no pending, or to the Knowledge of the Seller threatened, claims or actions against Seller under any workers' compensation policy or long-term disability policy other than routine claims for policy coverage.

     2.8 Labor Matters. There is no labor strike pending or, to Seller's Knowledge, threatened or reasonably anticipated against, Seller in connection with the Acquired Factories nor is Seller experiencing a work stoppage, slowdown, picketing or employee grievance or arbitration process in connection with the Acquired Factories. There is no unfair labor practice charge or complaint against Seller pending before the National Labor Relations Board or any other governmental agency arising out of Seller's activities in connection with the Acquired Factories.

     2.9  Employee Benefit Plans.

     (a) Section 2.9 of the Disclosure Letter sets forth each employee benefit, employment agreement, severance plan or policy, incentive compensation, deferred compensation, equity-based compensation or perquisite plan, policy or practice which Seller or any ERISA Affiliate maintains or contributes to with respect to Sidney Employees, the Torrington Employees or their spouses, dependents or beneficiaries (the "Benefit Plans"). An "ERISA Affiliate" is any "person" within the meaning of Section 7701(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), that together with the Seller is considered a single employer pursuant to Section 414(b),
          (c), (m) or (o) of the Code or Section 3(5) or 4001(b)(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

     (b)  Each Benefit Plan, to the extent applicable, is identified in Section
          2.9 of the Disclosure Letter as one or more of the following: an "employee pension plan" (as defined in Section 3(2) of ERISA); a plan subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code and applicable Treasury regulations thereunder; a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA); and an "employee welfare plan" (as defined in Section 3(2) of ERISA).

     (c) Except as set forth in Section 2.9 of the Disclosure Letter, neither Seller nor any ERISA Affiliate has or could have any liability arising directly or indirectly under Section 412 the Code or Section 302 or Title IV of ERISA.

     (d) Except as set forth in Section 2.9 of the Disclosure Letter, neither Seller nor any ERISA Affiliate has or could have any liability arising directly or indirectly to or with respect to any "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA.

     (e) Seller does not and could not have any material liability arising directly or indirectly in connection with any failure of Seller or any ERISA Affiliate to comply with Section 4980B of the Code or Part 6 of Subtitle B of Title I of ERISA.

     (f) There are no facts or circumstances which could, directly or indirectly, subject Buyer or any of its affiliates, the Acquired Factories or the Assets to any liability of any nature with respect to any Benefit Plan or any pension, multiemployer, welfare, incentive, perquisite, paid time off, severance or other benefit plan, policy, practice or agreement sponsored, maintained or contributed to by the Seller or any ERISA Affiliate, to which the Seller or any ERISA Affiliate is a party or with respect to which the Seller or any ERISA Affiliate could have any liability, other than as contemplated under the Master Agreement between Holly Sugar Corporation and the Bakery and Confectionery Workers and Grain Millers International Union, AFL-CIO dated May 1, 1999.

     (g) Seller has delivered to Buyer with respect to each Benefit Plan a copy of the summary plan description required under ERISA (or, if a summary plan description is not required, a complete and accurate description of the Benefit Plan).

     2.10 No Brokers. Seller has not employed or made any agreement with any broker, finder or similar agent or any person or firm which will result in the obligation of Buyer to pay any finder's fee, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby.

     2.11 No Other Agreements to Sell the Assets. Neither Seller nor any of its representatives has any legal obligation to any other person or firm other than Buyer and/or American Crystal to sell, assign, lease, license, transfer or effect a sale of any of the Acquired Factories and/or the Assets (other than inventory in the ordinary course of business), or to enter into any agreement or cause the entering into of an agreement with respect to any of the foregoing.

     2.12 Environmental. Except as set forth in Section 2.12 of the Disclosure
Letter:

     (a) To Seller's Knowledge, the Assets and/or the Acquired Factories are not being and have not been used for the storage, treatment, generation, transportation, processing, handling, production or disposal of any Hazardous Substance, or as a landfill or other waste disposal site, in violation of any Environmental Laws that has or will have a Material Adverse Effect.

     (b) To Seller's Knowledge underground storage tanks are not, and have not been, located on the Assets or Acquired Factories.

     (c) To Seller's Knowledge, the soil, subsoil, bedrock, surface water and groundwater of the Assets and/or the Acquired Factories are free of any Hazardous Substances in amounts or concentrations that violate Environmental Laws.

     (d) To Seller's Knowledge, there has been no Release or threatened Release of any Hazardous Substance on, at or from the Assets and/or the Acquired Factories or any property adjacent to or within the immediate vicinity of the Assets and/or the Acquired Factories which through soil, subsoil, bedrock, surface water, groundwater or other migration is reasonably likely to come to be located on the Assets and/or the Acquired Factories in amounts or concentrations that violate Environmental Laws.

     (e) Seller has not, within the past five (5) years, received any written form of notice, inquiry, request for information or records, or other information from any federal, state or local court or governmental agency or authority, any operator, tenant, subtenant, licensee or occupant of the Assets and/or the Acquired Factories or any other person with regard to any investigation, evaluation, Governmental Order or Claim relating to (i) any potential non-compliance with, or liability or obligation under, any Environmental Law, or (ii) any Release or threatened Release of any Hazardous Substance on, at or from the Assets and/or the Acquired Factories, or any property adjacent to or within the immediate vicinity of the Assets and/or the Acquired Factories with respect to any matter that has not been resolved or waived.

     (f) To Seller's Knowledge, no event has occurred with respect to the Assets and/or the Acquired Factories which with the passage of time or the giving of notice, or both, would constitute a violation of any applicable Environmental Law .

     (g) To Seller's Knowledge, there are no Governmental Orders relating to the past, present or future ownership, use, operation, sale, transfer or conveyance of the Assets and/or the Acquired Factories, which Governmental Orders require any change in the present condition of the Assets and/or the Acquired Factories or any work, repairs, construction, containment, clean up, investigations, studies, removal or other remedial action of capital expenditures with respect to the Assets and/or the Acquired Factories.

     (h) To Seller's Knowledge, there are no Claims, pending or threatened against Seller, against the Seller which seek money damages, fines or penalties, injunctive relief, remedial action or any other remedy or could cause the incurrence of expenses, costs, obligations or restrictions of any name or description and which arise out of, relate to or result from (i) a violation or alleged violation of, or liabilities or obligations arising or allegedly arising under, any applicable Environmental Law, or (ii) the presence of or exposure to any Hazardous Substance or a Release or the threat of a Release of any Hazardous Substance on, at or from the Assets and/or the Acquired Factories.

     (i) To Seller's Knowledge, the transactions that are the subject of this Agreement do not give rise to any requirement under any Environmental Law of investigation or clean-up of the Assets and/or the Acquired Factories, or restrictions on use in lieu thereof.

     (j) The Assets and/or the Acquired Factories are not subject to any lien or other restriction on ownership, occupancy, use, or transferability resulting from or pursuant to any Environmental Law, or any Release, threatened Release or disposal of a Hazardous Substance, and Seller has no Knowledge that any such lien or restriction will be imposed.

     (k) To Seller's Knowledge, no part of the Assets and/or the Acquired Factories is listed or proposed for listing under CERCLA or any similar state law, or the subject of any federal, state or local enforcement action under any Environmental Law.

     2.13 Title to Assets. Seller has good and marketable title to all of the Assets except for the Assets located in the State of Texas as to which Seller has good and indefeasible title. As of the Closing Date, the Assets will be free and clear of mortgages, liens, pledges, charges, encumbrances, equities, claims, easements, rights of way covenants, conditions, or restrictions, except for (i) those disclosed in Section 2.13 of the Disclosure Letter, (ii) mechanics', carriers', workmen's, repairmen's or other like liens arising or incurred in the ordinary course of business, and liens for taxes and other governmental charges which are not yet due and payable and will not be due and payable prior to the Closing and (iii) other imperfections of title, restrictions or encumbrances, if any, which imperfections of title, restrictions or encumbrances are not material in amount or do not, individually or in the aggregate, impair the continued use and operation of the Assets to which they relate in any material respect in the operation of the Acquired Factories as currently conducted.

     2.14 Tax Returns and Audits. With regard to the Acquired Factories, the Seller has accurately prepared and timely filed all federal, state and other Tax returns required by law to be filed, has paid or made provision for the payment of all Taxes shown to be due and all additional assessments where any nonpayment would result in a Material Adverse Effect on the Assets or the Acquired Factories. To Seller's Knowledge, no additional assessments or adjustments are pending or threatened against the Acquired Factories or the Assets for any period, nor is there any basis for any such assessment or adjustment. With respect to the Torrington Facility, Seller has paid all Wyoming sales tax for any tangible personal property purchased three (3) years prior to the Closing Date that the Seller was required to pay, and in the event the Wyoming Department of Revenue demands proof of such payment, Seller will provide Buyer with such proof, and with respect to tangible personal property purchased outside of such three (3) year period, Seller will provide Buyer with proof that such tangible personal property was acquired outside of such three (3) year period, if so requested.

     2.15 Grower Agreements. There are no grower agreements under which Seller is obligated to purchase and process sugarbeets at the Acquired Factories after the 2002 crop year.

     2.16 Intellectual Property; Software.

     (a) Section 2.16 of the Disclosure Letter contains a list and description of all copyrights, patents, industrial design, trademarks, software owned by, licensed to or used by Seller in the conduct of the Acquired Factories (excluding "shrink-wrap" license agreements, or software imbedded in any equipment used by Seller), agreements, contracts, licenses, sublicenses, assignments and indemnities which relate to the above, that relate to the Acquired Factories or Assets.

     (b) Except as set forth in Section 2.16 of the Disclosure Letter, Seller either: (i) owns the entire right, title and interest in and to the Intellectual Property and software included in the Assets, free and clear of any encumbrance; or (ii) has the perpetual, royalty-free right to use the same.

     (c) Except as set forth in Section 2.16 of the Disclosure Letter: (i) the Intellectual Property to be transferred hereunder by Seller is valid and enforceable; and (iii) Seller has the sole and exclusive right to bring actions for infringement or unauthorized use of the Intellectual Property owned by Seller and included in the Assets, and to the best Knowledge of Seller, there is no basis for any such action. Correct and complete copies of: (x) registrations for all registered copyrights, patent rights and trademarks identified in Section 2.16 as being owned by Seller; and (y) all pending applications to register unregistered copyrights, patent rights, industrial design rights, and trademarks identified in Section 2.16 as being owned by Seller (together with any subsequent correspondence or filings relating to the foregoing) have heretofore been delivered by Seller to Buyer.

     (d) Except as set forth on Section 2.16 of the Disclosure Letter, no infringement of any intellectual property right of any other person has occurred or results in any way from the operations of the Acquired Factories, no claim of any infringement of any intellectual property right of any other person has been made or asserted in respect of the operations of the Acquired Factories and Seller has had no notice of, or Knowledge of any basis for, a claim against Seller that the operations, activities, products, equipment, machinery or processes of the Acquired Factories infringe any intellectual property right of any other person.

     2.17 Litigation. Except as set forth in Section 2.17 of the Disclosure Letter (and except as may exist with respect to Environmental Law or environmental matters, Seller's representations as to which are contained exclusively in Section 2.12 hereof), there is no legal, administrative, arbitration or other proceeding, suit, claim or action of any nature, or investigation, review or audit of any kind, or judgment, decree, decision, injunction, writ or order pending, noticed, scheduled or, to the Knowledge of Seller, threatened or contemplated by or against or involving the Assets or the Acquired Factories whether at law or in equity, before or by any person or entity or authority, or against Seller or its directors, officers, agents or employees that questions or challenges the validity of this Agreement or any action taken or to be taken by the parties hereto pursuant to this Agreement or in connection with the transactions contemplated herein.

     2.18 Permits. All Permits are in good standing, are in full force and effect, and not subject to any notice of violation, citation or other enforcement action, known to the Seller, which would have a Material Adverse Effect on the ownership, use or operation of the Acquired Factories and/or the Assets by Buyer. Seller has obtained all Permits necessary to operate the Acquired Factories and is operating the Acquired Factories in compliance therewith in all material respects. No Permits have been refused, suspended, cancelled or threatened to be refused, suspended or cancelled by any Authorities. Complete and correct copies of all Permits have been provided to Buyer.

     2.19 Contracts. Each of the Contracts listed on Schedule 1.1(i) remain in full force and effect, there is no material default by Seller under the terms of any of the Contracts that would reasonably be expected to have a Material Adverse Effect on the ownership, use or operation of the Acquired Factories by Buyer. Except as set forth on Section 2.19 of the Disclosure Letter, the Contracts are assignable to Buyer.

     2.20 Inventory. The Operating Supplies are of a quality and quantity useable by the Buyer at the Acquired Factories in the ordinary course of business. The Sidney Byproducts are salable in the ordinary course of business.

     2.21 Insurance. Section 2.21 of the Disclosure Letter sets forth a list and brief description (including nature of coverage, limits, deductibles, premiums and the loss experience for the most recent five (5) years with respect to each type of coverage) of all policies of insurance maintained, owned or held by Seller on the date hereof with respect to the Acquired Factories and the Assets. Seller shall keep or cause such insurance or comparable insurance to be kept in full force and effect through the Closing Date. Seller has complied with each of such insurance policies and has not failed to give any notice or present any claim thereunder in a due and timely manner. Seller has delivered to Buyer correct and complete copies of the most recent inspection reports, if any, received from insurance underwriters as to the condition of the Acquired Factories or the Assets.

     2.22 Real Property Matters.

     (a) In addition to the general representations and warranties set forth elsewhere in this Agreement, Seller hereby makes the following representations and warranties to Buyer with the intention that Buyer may rely upon the same, with respect to the Real Property.

          (i) Peaceful Possession. Seller has been in peaceful possession of the Acquired Factories and the Wheatland Receiving Station (Platte County, Wyoming), Silver Tip Receiving Station (Goshen Count, Wyoming) and Holly Piling Ground (Scotts Bluff County, Nebraska) Beet Piling Sites since Seller obtained title to them. Seller's title to the Acquired Factories and the owned Beet Piling Sites is in fee simple, and Seller's interest in all other Beet Piling Sites is pursuant to valid leases. Seller's interest in the Real Property has not been disputed or questioned and to Seller's Knowledge, no encroachments affect the Real Property. To Seller's Knowledge, all improvements used by Seller in the conduct of its business on the Real Property are within the boundary lines of such Real Property and no boundary line has been disputed or questioned.

          (ii) Access. There is direct vehicular access to and from public highways and roads to the Real Property; utility services are provided to the Real Property; and Seller has no Knowledge of any fact or existing condition that could result in termination or limitation of such access or services.

          (iii) Assessments. No assessments for public improvements have been made against the Real Property for which Seller is responsible and which are currently due and which will remain unpaid at Closing. Seller has no written notice or Knowledge of any planned or contemplated public improvements that may result in special assessments against the Real Property.

          (iv) Zoning. To Seller's Knowledge, the current use and improvements on the Real Property are permitted under the governing zoning laws and ordinances and are not nonconforming or special uses or special exceptions; to Seller's Knowledge the current use and improvements on the Real Property are not "grandfathered" under any previous zoning laws or ordinances; and Seller has no notice or Knowledge of any contemplated change in the current zoning classification.

          (v) Laws. No government agency or court order has required repairs, alterations, or corrections of any existing conditions in the improvements located on the Real Property during Seller's period of ownership, and Seller has no Knowledge of any condition which might be cause for any such order; and to Seller's Knowledge, the improvements located on the Real Property comply with all federal, state, and municipal laws, ordinances, orders, regulations, or requirements. Further, Seller has no written notice or Knowledge of any violation of any law or any building, zoning, environmental, or other ordinance, code, rule, or regulation and no notice from any governmental body or other person has been served upon the Seller or upon the improvements located on the Real Property during the period of Seller's ownership claiming a violation of any law, ordinance, code, rule, or regulation; and there are no legal actions, suits, or administrative proceedings, including condemnation cases, pending or, to Seller's Knowledge, threatened against the Real Property or any improvements located thereon.

          (vi) Real Property Taxes. Seller has not received any written information or written notice of any increase in the assessed value of the improvements located on the Real Property from any tax assessing authorities which would increase the estimated real estate taxes for the improvements located on the Real Property.

          (vii) Floodplain. To Seller's Knowledge, no part of the Real Property is located in a governmentally recognized flood plain, wetland, or similarly restricted area, except as disclosed on the Surveys.

     (b) Evidence of Title. On the date of Closing, Seller shall cause to be delivered to Buyer, at Seller's sole cost and expense, a commitment for title insurance ("Title Commitment") issued by Stewart Title Guaranty Company (hereinafter the "Title Company") committing it to issue a policy of owner's title insurance (the cost of which is to be paid by Seller), insuring marketable title to the Acquired Factories (except the Acquired Factory located in the State of Texas as to which the policy shall insure indefeasible title) in the name of Buyer, free and clear of all liens and encumbrances, except only to the extent the same do not (in the reasonable judgment of Buyer) materially impair the usefulness of such property and containing affirmative coverage for appurtenant easements, if any, and zoning, access, contiguity, tax parcel and comprehensive endorsements, to the extent available in the jurisdictions in which the Acquired Factories are located ("Endorsements"). The Title Commitment shall state that the Title Company shall delete standard survey exceptions from the Title Commitment and the policy upon Title Company's receipt of satisfactory Updated Surveys of the Real Property, a Seller's affidavit and a Buyer's affidavit. On the date of Closing, Buyer shall advise Seller in writing of the title exceptions which are unacceptable, acknowledging that Buyer has not received an Updated Survey, nor has it received two (2) out or three (3) pages of the Survey for the Torrington Facility, and the parties shall mutually agree as to the resolution of such unacceptable exceptions.

     As of the Closing Date Seller has delivered to Buyer a existing, prior Survey of the Acquired Factories (the "Survey"). Seller shall use commercially reasonable efforts to cause to be delivered to Buyer no later than thirty (30) days after the Closing, at Seller's sole cost and expense, updated surveys of the Acquired Factories prepared by surveyors registered under the laws of the states where such Acquired Factories exist (collectively "Updated Survey"). Each Updated Survey shall be certified to Buyer and Title Company, and the certification language shall be reasonably acceptable to Buyer and shall set forth: the complete and correct legal description of the Acquired Factories as shown on the title commitment; the location of all improvements on the Acquired Factories; the location of any improvements encroaching onto the Acquired Factories from adjacent property or located on the Acquired Factories which encroach onto adjacent property; the location of all adjoining public streets, roads, highways adjoining the Acquired Factories; and interior parcel boundaries, if any.

     Within seven (7) days of Buyer's receipt of all Updated Surveys, Buyer shall make objections to items disclosed in the Title Commitment and Updated Survey which were not included in the Title Commitment or Surveys and which materially impair the usefulness of the Acquired Factories based on the Updated Survey, said objections to be made in writing or to be deemed to have been waived. Any such objections to updated title and Updated Survey so made must be cured by the Seller within thirty (30) days of Buyer's written notice to Seller. However, if the title objections cannot be cured within said thirty (30) day period, Buyer shall have the right to reconvey a specific parcel to Seller and receive a proportionate refund of the Purchase Price at a value to be mutually agreed upon by the parties or, if the parties are unable to reach agreement, a value to be determined by an independent appraiser mutually agreed upon by the parties.

     Seller shall cause to be delivered to Buyer no later than thirty (30) days after the Closing, at Seller's sole cost and expense, a policy of owner's title insurance issued by Title Company, insuring marketable title to the Acquired Factories (except the Acquired Factory located in the State of Texas as to which the policy shall insure indefeasible title) in the name of the Buyer free and clear of all liens and encumbrances identified by Buyer to Seller on the date of Closing as unacceptable and those items objected in writing to after receipt of the Updated Survey referenced above. The title policy shall delete the standard exceptions and shall include the Endorsements to the extent the Title Company is willing to delete such standard exceptions and include such Endorsements, with the expense of such exceptions and Endorsements to be borne equally by the Buyer and Seller.

     2.23 Pressure Vessels and Boilers.

     (a) Pressure Vessels. All Pressure Vessels have been maintained, in all material respects, in accordance with the Seller's pressure vessel repair and maintenance policy. To Seller's Knowledge, all Pressure Vessels are currently mechanically sound if operated at normal operating pressures under normal beet sugar factory operating conditions. For purposes of this Agreement, a "Pressure Vessel" shall be defined as any vessel or tank which contains steam or compressed gas that is or could be subject to pressures in excess of 40 psig, including but not limited to evaporators and pressure filters.

     (b) Boilers. All natural gas or coal fired power boilers were designed and constructed to ASME code. The boilers have been maintained in accordance with appropriate boiler codes. All repairs and or alterations to the boilers have been properly documented in accordance with National Board of Inspectors Code.

     2.24 Scope of Representations and Warranties of Seller. ASIDE FROM THE REPRESENTATIONS AND WARRANTIES PROVIDED IN THIS ARTICLE II OF THIS AGREEMENT, THE SELLER MAKES NO, AND DISCLAIMS ANY, WARRANTY OR REPRESENTATION OF ANY KIND, EITHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATION OR WARRANTY AS TO (i) ENVIRONMENTAL COMPLIANCE OR CONDITION,
(ii) MERCHANTABILITY OF ANY ASSETS, (iii) FITNESS OF ANY ASSETS FOR ANY PARTICULAR PURPOSE OR (iv) CONFORMITY OF ANY ASSETS TO MODELS OR SAMPLES OF MATERIALS. EXCEPT AS PROVIDED IN ARTICLE II OF THIS AGREEMENT, THE SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, AS TO THE ACCURACY OR COMPLETENESS OF ANY DATA, REPORTS, RECORDS, PROJECTIONS, INFORMATION OR MATERIALS NOW, HERETOFORE OR HEREAFTER FURNISHED OR MADE AVAILABLE TO THE BUYER IN CONNECTION WITH THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY DESCRIPTION OF ASSETS. Except as and to the extent set forth in
Article II to this Agreement, the Seller makes no representations or warranties whatsoever, and disclaims all liability and responsibility for, any representation, warranty, statement or information made or communicated (orally or in writing) to the Buyer (including, but not limited to, any opinion, information or advice that may have been provided to the Buyer by any officer, stockholder, director, employee, agent, consultant or representative of the Seller or any affiliate of Seller, or by any accounting firm, any engineering firm, Seller's counsel or any other agent, consultant or representative of Seller) other than any intentional misrepresentation or statement furnished to the Buyer by any of such persons not subsequently corrected by such persons. The Buyer acknowledges and affirms that it had full access to the information provided by the Seller and its affiliates to assist Buyer in its investigation of the Assets and that the Buyer has made its own independent investigation, analysis and evaluation of the Assets and the business, financial condition and operations of the Acquired Factories. No party to this Agreement shall be entitled to make a claim for indemnification pursuant to Article X for the breach of a representation or warranty if such party had knowledge of such breach prior to the Closing Date or if such breach is disclosed in the documents provided or made available to such party prior to the Closing Date.

     2.25 Reasonable Disclosure. Seller has made reasonable efforts to cause to be delivered or has delivered to Buyer correct and complete copies of all documentation and material requested by the Buyer as part of the due diligence process.

                                   ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents and warrants to Seller, as of the date hereof, as follows:

     3.1 Organization of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota with full power and authority to own and lease its properties and conduct its business as its is presently being conducted.

     3.2 Authorization. Buyer has all requisite corporate power and authority, and has taken all corporate action necessary, to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by all necessary corporate action by Buyer. No other corporate proceedings on the part of Buyer are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Buyer and constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditor's rights generally or by equitable principles (whether considered in an action at law or in equity).

     3.3 No Conflict or Violation. Neither the execution, delivery or performance of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by Buyer with any of the provisions hereof, will (a) violate or conflict with any provision of the Articles of Incorporation or Bylaws of Buyer, (b) violate, conflict with, or result in or constitute a default under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any encumbrance upon any of Buyer's assets under, any of the terms, conditions or provisions of any contract, indebtedness, note, bond, indenture, security or pledge agreement, commitment, license, lease, franchise, permit, agreement, authorization, concession, or other instrument or obligation to which Buyer is a party, (c) violate any statute, rule or other governmental regulation except, in the case of each of clauses (a), (b) and (c) above, for such violations, defaults, terminations, accelerations or creations of encumbrances which, in the aggregate, would not have a Material Adverse Effect on the business of Buyer or its ability to consummate the transactions contemplated hereby or thereby.

     3.4 Consents and Approvals. No notice to, declaration, filing or registration with, or authorization, consent or approval of, or permit from, any domestic or foreign governmental or regulatory body or authority, or any other person or entity, is required to be made or obtained by Buyer in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

     3.5 No Brokers. Buyer has not employed or made any agreement with any broker, finder or similar agent or any person or firm which will result in the obligation of Seller to pay any finder's fee, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby.

                                   ARTICLE IV
                          COVENANTS OF SELLER AND BUYER

     Seller and Buyer each covenant with the other as follows:

     4.1 Further Assurances. Upon the terms and subject to the conditions contained herein, the parties agree, both before and after the Closing, (i) to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements, (ii) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder or thereunder, (iii) to cooperate with each other in connection with obtaining USDA approval regarding the transfer of the Marketing Allotments and (iv) to cooperate with each other in connection with the foregoing.

     4.2 Notification of Certain Matters. From the date hereof through the Closing, Seller shall give prompt notice to Buyer, or Buyer shall give prompt notice to Seller, to the extent known by Buyer and Seller, as applicable, of (a) the occurrence, or failure to occur, of any event which occurrence or failure would in its reasonable judgment be likely to cause any representation or warranty contained in this Agreement, or in any Exhibit, Schedule or Disclose Letter hereto, to be untrue or inaccurate in any material respect and (b) any material failure of Seller, on the one hand, and Buyer on the other, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or any Exhibit, Schedule or Disclosure Letter hereto, and each party shall use all reasonable efforts to remedy the same.

     4.3 Confidentiality. American Crystal and Seller have executed a Confidentiality Agreement, dated June 7, 2002 (the "Confidentiality Agreement") and the parties hereto hereby agree to comply with such Confidentiality Agreement with respect to the transactions contemplated by this Agreement.

     4.4 Access to Information. Seller shall cooperate with Buyer and provide Buyer and its authorized agents and representatives for a period of time until the Closing Date reasonable access to the Assets and the Acquired Facilities, and shall permit Buyer and its authorized agents and representatives to make such inspections and testing and conduct such interviews and inquiries as Buyer may reasonably require in connection with Buyer's review of the Acquired Facilities and the Assets, including, without limitation, financial information. Buyer shall conduct all such inspections, testing and other information gathering described above only (a) at Buyer's sole cost and expense, (b) during regular business hours, and (c) in a manner which will not unduly interfere with the operation of the Acquired Facilities. Any and all such information gathered by Buyer as a result of, or in connection with, such information gathering shall be treated as confidential information and shall be subject to the Confidentiality Agreement. Buyer agrees that if Buyer undertakes invasive testing in connection with an environmental review or otherwise, Buyer shall enter into a customary entry and indemnification agreement with Seller.

     4.5  Employee Matters.

     (a) Sidney Employees. Effective as of the Closing, the Buyer shall engage the Seller to provide the Sidney Employees to work at the Sidney Facility pursuant to an employee lease agreement between the Seller and the Buyer (the "Employee Lease Agreement"). From and after the Closing Date, Buyer shall be responsible for severance pay and accrued vacation, if any, due to the Sidney Employees.

     (b) Hereford Employees. Buyer shall have no obligations as to the Hereford Employees.

     (c) Torrington Employees. Effective as of the Closing, Western shall engage the Seller to provide a substantial number of the Torrington Employees to work at the Torrington Facility pursuant to an employee lease agreement between the Seller and Western. Buyer's only obligation as to the Torrington Employees shall be for severance pay or accrued vacation for any Torrington Employee who is not providing services to Western, either as an employee of Western or pursuant to an employee lease, as of October 7, 2002.

     4.6 Consents and Best Efforts. Buyer and Seller shall, as soon as practicable, commence to take all action required to obtain all consents, approvals and agreements of, and to give all notices and make all other filings with, any third parties, including governmental authorities, necessary to authorize, approve or permit the full and complete sale, conveyance, assignment or transfer of the Acquired Factories and the Assets, and Seller and Buyer shall cooperate with each other with respect thereto. In addition, subject to the terms and conditions herein provided, each of the parties hereto covenants and agrees to use its commercially reasonable best efforts to take, or cause to be taken, all action or do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby and to cause the fulfillment of the parties' obligations hereunder.

     4.7 Conduct of Business. From the date hereof through the Closing, Seller shall, except as contemplated by this Agreement, or as consented to by Buyer in writing, use reasonable efforts to operate the Acquired Factories substantially in accordance with past practice and shall not take any action that would reasonably be expected to have a Material Adverse Effect. Seller shall use commercially reasonable best efforts to preserve all of its present business relationships relating to the Acquired Factories to ensure the successful transition of such relationships to Buyer. Without limiting the generality of the foregoing, Seller shall not, except as specifically contemplated by this Agreement or as consented to by Buyer in writing to sell, assign, transfer, convey, lease, mortgage, pledge or otherwise dispose of or encumber any of the Assets or the Acquired Factories, or any interests therein, except in the ordinary course of business or mortgages, pledges or encumbrances under the Seller's existing credit facility.

     4.8 Updated Disclosure Letter. Seller shall have the right, from time to time prior to the Closing, to supplement or amend any schedule delivered under this Agreement or the Disclosure Letter with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in such schedule or Disclosure Letter. Any such supplemental or amended disclosure shall not be deemed to have cured any breach of any representation or warranty made in this Agreement as of the date hereof for purposes of Article X, but will be deemed to have cured any such breach of representation or warranty made in this Agreement for purposes of determining whether or not the conditions set forth in Articles V, VI and VII of this Agreement have been satisfied. Such updated or supplemented Disclosure Letter is not final until accepted by Buyer and the parties hereto agreement that there is no obligation of Buyer to accept such updated Disclosure Letter.

     4.9 Accounts Receivable. Any payment on accounts receivable (including Grower Seed Receivables to the extent not collected set forth in Section 4.12 of this Agreement) received by Buyer after Closing shall be remitted to Seller within five business days following such receipt. Following the Closing, Buyer may receive and open all mail addressed to Seller and, to the extent that such mail and the contents thereof relate to the Assets, deal with the contents thereof in its discretion. Buyer shall promptly notify Seller of (and provide Seller complete copies of) any mail that obliges Seller or any of its affiliates to take any action or indicates that action may be taken against any of them.

     4.10 Escrow Account. Buyer and Seller agree that $925,000 of the Cash Consideration shall be deposited in a escrow account at Wells Fargo Minnesota, N.A. (the "Escrow Fund") until such funds shall be released pursuant to the terms of escrow agreement between Buyer, Seller and an escrow agent substantially in the form of Exhibit A (the "Escrow Agreement"). Buyer and Seller shall bear the expense of the Escrow Fund equally.

     4.11 Sidney Tolling Agreement. Seller and Buyer agree and acknowledge that Seller and Buyer shall enter into a tolling services agreement as of the date hereof (the "Sidney Tolling Agreement") whereby Buyer agrees to process Seller's sugarbeets at the Sidney Facility in exchange for a tolling fee.

     4.12 Grower Seed Receivables. Seller and Buyer hereby acknowledge that Seller sold sugarbeet seed on credit to certain sugarbeet growers (the "Grower Seed Receivables"). After the Closing, Seller shall provide Buyer a list of the Grower Seed Receivables which shall include the name of the grower and the amount due from such grower. Buyer agrees to withhold from the first beet payment the amounts set forth on such list from the specific growers and remit such amount to Seller. Seller agrees to indemnify and hold Buyer harmless from any Claims resulting from the collection of the Grower Seed Receivables by the Buyer for the benefit of the Seller.

     4.13 Government Sugar. Seller and Buyer agree that Seller is obligated to store and ship certain sugar located at the Acquired Factories (the "Government Sugar") in accordance with contracts with the United States government that are not assignable. Buyer agrees to perform Seller's obligations to store and ship the Government Sugar and in exchange for such performance, Buyer shall receive all amounts paid to Seller for the storage and shipment of the Government Sugar.

                                    ARTICLE V
               JOINT CONDITIONS TO BUYER AND SELLER'S OBLIGATIONS

     The obligations of Buyer and Seller to consummate the transactions provided for hereby are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Seller and Buyer together:

     5.1 Hereford Facility Lease. The Buyer and the Seller shall have reached substantial agreement on the terms of a lease by which the Seller shall (a) lease the processing factory located at the Hereford Facility for a term starting with the Closing Date and with the end of such lease term to be determined by Seller, but to occur no later than March 31, 2003; and (b) lease the bulk and flat sugar storage facilities located at the Hereford Facility for a period of 10 years at a rental rate of $1.00 for the term of the lease; provided, Buyer shall have the right to terminate the lease at any time with the consent of Seller, with such consent to not be unreasonably withheld (with such leases collectively referred to as the "Hereford Facility Lease").

     5.2 No Actions or Court Orders. No court order shall have been issued, or no action by any governmental authority or court order shall have been instituted, or threatened, seeking to enjoin or otherwise prevent the transactions contemplated by this Agreement.

                                   ARTICLE VI
                       CONDITIONS TO SELLER'S OBLIGATIONS

     The obligations of Seller to consummate the transactions provided for hereby are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Seller:

     6.1 Representations, Warranties and Covenants. All representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date except for representations and warranties that speak as of a specific date or time (which need only be true and correct as of such

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

date or time), and Buyer shall have performed and satisfied in all material respects all agreements and covenants required hereby to be performed by it prior to or on the Closing Date.

     6.2 Consents, Regulatory Compliance and Approval. All consents, approvals and waivers from governmental authorities and other parties necessary to permit Seller to transfer the Acquired Facilities and the Assets to Buyer as contemplated hereby shall have been obtained, unless the failure to obtain any such consent, approval or waiver would not have a Material Adverse Effect on the operations of Acquired Factories by Buyer or Western immediately following the Closing.

     6.3 Certificates. Seller shall have received from Buyer such certificates of Buyer's officers and others to evidence compliance with the conditions set forth in Articles V and VI as may be reasonably requested by Seller.

     6.4 Corporate Documents. Seller shall have received from Buyer resolutions adopted by the Board of Directors of Buyer approving this Agreement and the transactions contemplated hereby, certified by Buyer's corporate secretary.

     6.5 Creditor Approval. Seller shall have received all consents and approvals for the transactions contemplated hereby from its creditors.

     6.6 USDA Assurances. Seller shall have received reasonable assurances from the USDA that its marketing allocation will not be reduced by more than the Marketing Allocation being transferred to Buyer under this Agreement due to the transactions contemplated hereunder.

     6.7 Ancillary Documents. Buyer shall have executed and delivered each of the documents described in Section 8.3 and 8.4.

                                   ARTICLE VII
                        CONDITIONS TO BUYER'S OBLIGATIONS

     The obligations of Buyer to consummate the transactions provided for hereby are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Buyer:

     7.1 Representations, Warranties and Covenants. All representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date, and Seller shall have performed and satisfied in all material respects all agreements and covenants required hereby to be performed by it prior to or on the Closing Date.

     7.2 Consents, Regulatory Compliance and Approval. Seller shall have obtained all consents, approvals and waivers from governmental authorities and other parties necessary to the consummation of the transactions contemplated hereby, unless the failure to obtain any such consent, approval or waiver would not have a Material Adverse Effect on the Acquired Factories or the Assets.

     7.3 No Material Adverse Change. Prior to the Closing Date, there shall have been no Material Adverse Effect on the Assets, liabilities, business, condition (financial or otherwise) or results of operations of the Acquired Factories.

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

     7.4 Certificates. Buyer shall have received from Seller such certificates of Seller's officers and others to evidence compliance with the conditions set forth in Articles V and VII as may be reasonably requested by Buyer.

     7.5 Corporate Documents. Buyer shall have received from Seller resolutions adopted by the Boards of Directors of Seller, approving this Agreement to which it is a party and the transactions contemplated hereby, certified by Seller's corporate secretary.

     7.6 Creditor Approval. Seller shall have received all consents and approvals for the transactions contemplated hereunder from its creditors and presented Buyer with proof thereof.

     7.7 Operating Permits. Buyer shall have (i) received all environmental and operating permits, licenses, etc. necessary to operate the Acquired Factories or
(ii) received reasonable assurances, as determined in Buyer's sole discretion, that all environmental and operational permits, licenses, etc. necessary to operate the Acquired Factories will be granted.

     7.8 USDA Assurances. Buyer shall have received, in its sole opinion, reasonable assurances from the USDA that the Marketing Allocations will be transferred to Buyer as of the Closing Date.

     7.9 Transition Agreement. Seller and Buyer shall have entered into an agreement whereby Seller agrees to provide transition services to the Buyer including administrative, information systems and other mutually agreed upon services (the "Transition Agreement").

     7.10 Rocky Mountain Silo Agreements. Seller and Buyer shall have reached agreement on the disposition of the Seller's interested in Rocky Mountain Silo, LLC and Buyer's continued use of storage facilities at the Sidney Facility after the Closing (the "Rocky Mountain Agreements").

     7.11 Ancillary Agreements. Seller shall have executed and delivered each of the documents set forth in Section 8.2 and 8.4.

                                  ARTICLE VIII
                                     CLOSING

     8.1 Closing. The closing of the transactions contemplated herein (the "Closing") shall be held on October 7, 2002 or at such other time and date as the parties hereto may agree (the "Closing Date"). For the purpose of any calculation or determination required to be made by any of the parties following the Closing, the Closing shall be deemed to have been effective as of 12:01 a.m. on the Closing Date.

     8.2  Seller's Deliveries. At the Closing, Seller shall deliver to Buyer:

     (a) An executed original of a Bill of Sale and Assignment and Assumption Agreement relating to the Assets in the form of Exhibit B (the "Bill of Sale");

     (b) Warranty Deed conveying all Real Property associated with the Sidney Facility, Warranty Deed conveying all Real Property associated with the Hereford Facility and a Special Warranty Deed conveying all Real Property associated with the Torrington Facility;

     (c) All consents, certificates and other documents required by Article VII in form reasonably satisfactory to Buyer (unless the obligation to deliver any such consent, certificate or document is waived by Buyer);

     8.3  Buyer's Deliveries. At the Closing, Buyer shall deliver to Seller:

     (a)  The Closing Date Payment via certified funds.

     (b) An executed original of an Assignment and Assumption Agreement relating to the Assumed Liabilities, in the form of Exhibit C (the "Assignment and Assumption Agreement");

     (c) All consents, certificates and other documents required by Article VI in form reasonably satisfactory to Seller (unless the obligation to deliver any such consent, certificate or document is waived by Seller);

     8.4 Joint Deliveries. At the Closing, Buyer and Seller shall deliver to each other:

     (a)  An executed Escrow Agreement;

     (b)  An executed Transition Agreement;

     (c)  Executed Hereford Leases;

     (d)  Executed Rocky Mountain Agreements;

     (e)  An executed Sidney Tolling Agreement; and

     (f)  An executed Employee Lease Agreement.

     8.5 Ancillary Agreements. The Bill of Sale, the Assignment and Assumption Agreement, the Escrow Agreement, the Transition Agreement, the Hereford Leases, the Employee Lease Agreement, and the Sidney Tolling Agreement are collectively referred to herein as the "Ancillary Agreements."

                                   ARTICLE IX
                  ACTIONS BY SELLER AND BUYER AFTER THE CLOSING

     9.1 Tax Matters. Seller and Buyer shall, with respect to the Assets and/or the Acquired Factories (i) each provide the other with such assistance as may reasonably be requested by any of them in connection with the preparation of any return, audit, or other examination by any taxing authority or judicial or administrative proceedings relating to any liability for Taxes, (ii) each retain and provide the other with any records or other information that may be relevant to such return, audit or examination, proceeding or determination, and (iii) each provide the other with any final determination of any such audit or examination, proceeding, or determination that affects any amount required to be shown on any tax return of the other for any period. Without limiting the generality of the foregoing, Buyer and Seller shall each retain, until the applicable statutes of limitations (including any extensions) have expired, copies of all tax returns, supporting work schedules, and other records or information that may be relevant to such returns for all tax periods or portions thereof ending on or before the Closing Date.

                                    ARTICLE X
                          SURVIVAL AND INDEMNIFICATION

     10.1 Survival Periods. Except for the representations and warranty set forth in Sections 2.2, 2.3, 2.9, 2.13 and 2.14 hereof which shall survive for the applicable statute of limitation, the representations and warranties of the parties contained in this Agreement shall survive the Closing for a period of eighteen (18) months (the "Survival Period") but shall not survive any termination of this Agreement in accordance with Article X hereof. Except for
Section 2.2, 2.3, 2.9, 2.13 and 2.14 the parties intend to shorten the statute of limitations and agree that no claims or causes of action may be brought against Seller or Buyer based upon, directly or indirectly, any of the representations, warranties or agreements contained in Articles II and III of this Agreement after the Survival Period. This Section 10.1 shall not limit any covenant or agreement of the parties which contemplates performance after the Closing.

     10.2 Seller's Agreement to Indemnify.

     (a) Subject to the terms and conditions set forth in this Agreement, from and after the Closing, Seller shall indemnify and hold harmless Buyer and its shareholders, directors, officers, employees, affiliates, controlling persons, agents and representatives and their successors and assigns (collectively, the "Buyer Indemnitees") from and against all liability, demands, claims, actions or causes of action, assessments, losses, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) (collectively, "Buyer Damages") asserted against or incurred by any Buyer Indemnitee as a result of or arising out of (i) any breach of any representation or warranty made by the Seller in this Agreement and the Ancillary Agreements; or (ii) any failure by the Seller to perform any agreement, covenant or obligation of the Seller pursuant to this Agreement or (iii) any liability of Seller existing as of, or resulting from acts occurring prior to, the Closing Date (including, but not limited to, any environmental liability of Seller affecting the Acquired Factories or the Assets on or before the Closing Date), other than the Assumed Liabilities.

     (b) Seller's obligation to indemnify the Buyer Indemnitees under Section 10.2(a) of this Agreement is subject to the following limitations:

          (i) No indemnification shall be made by Seller unless the aggregate amount of Buyer Damages exceeds $375,000 and, in such event, indemnification shall be made by Seller only to the extent Buyer Damages exceed $375,000;

          (ii) In no event shall Seller's aggregate obligation to indemnify the Buyer Indemnitees exceed $5,000,000;

          (iii) The amount of any Buyer Damages shall be reduced by (A) any amount received by a Buyer Indemnitee with respect to such Buyer Damages from any other party (excluding insurance coverage except as set forth herein) alleged to be responsible for such Buyer Damages and (B) the amount of any Tax benefit available to the Buyer Indemnitee relating to such Buyer Damages;

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

          (iv)  Buyer agrees that Buyer shall pursue any claim pursuant to this
                Section 10.2 that is potentially payable under the owner's policy of the title insurance issued pursuant to Section 2.22 of this Agreement against such title insurance policies before a claim is made against Seller pursuant to this Section. Buyer Damages shall be reduced by the amount of any such proceeds received under such title insurance policy.

          (v) Seller shall be obligated to indemnify the Buyer Indemnitees only for those claims giving rise to Buyer Damages as to which the Buyer Indemnitees have given Seller written notice of prior to the end of the Survival Period. Any written notice delivered by a Buyer Indemnitee to Seller with respect to Buyer Damages shall set forth with as much specificity as is reasonably practicable the basis of the claim for Buyer Damages and, to the extent reasonably practicable, a reasonable estimate of the amount of such claim.

     10.3 Buyer's Agreement to Indemnify.

Subject to the terms and conditions set forth in this Agreement, from and after the Closing, Buyer shall indemnify and hold harmless Seller and its directors, officers, employees, affiliates, controlling persons, agents and representatives and their successors and assigns (collectively, the "Seller Indemnitees") from and against all liability, demands, claims, actions or causes of action, assessments, losses, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) (collectively, "Seller Damages") asserted against or incurred by any Seller Indemnitee as a result of or arising out of (i) any breach of any representation or warranty made by the Buyer in this Agreement and the Ancillary Agreements; (ii) any failure by the Buyer to perform any agreement, covenant or obligation of the Buyer pursuant to this Agreement; or (iii) or any liability of Buyer resulting from acts occurring on or after the Closing Date related to its ownership and use of the Assets or the Acquired Factories including the Assumed Liabilities.

     (a) Buyer's obligation to indemnify the Seller Indemnitees under Section 10.3(a) of this Agreement is subject to the following limitations:

          (i) No indemnification shall be made by Buyer unless the aggregate amount of Seller Damages exceeds $375,000 and, in such event, indemnification shall be made by Buyer only to the extent that the aggregate amount of Seller Damages exceeds $375,000;

          (ii) In no event shall Buyer's aggregate obligation to indemnify the Seller Indemnitees exceed $5,000,000;

          (iii) The amount of any Seller Damages shall be reduced by (A) any amount received by a Seller Indemnitee with respect to such Seller Damages from any other party (excluding insurance coverage) alleged to be responsible for such Seller Damages and
                (B) the amount of any Tax benefit available to the Seller Indemnitee relating to such Seller Damages; and

          (iv) Buyer shall be obligated to indemnify the Seller Indemnitees only for those claims giving rise to Seller Damages as to which the Seller Indemnitees have given Buyer written notice of prior to the end of the Survival Period. Any written notice delivered by a Seller Indemnitee to the Indemnifying Party with respect to Seller Damages shall set forth with as much specificity as is reasonably practicable the basis of the claim for Seller Damages and, to the extent reasonably practicable, a reasonable estimate of the amount of such claim.

     10.4 Third-Party Indemnification. The obligations of Seller to indemnify the Buyer Indemnitees under Section 10.2 of this Agreement with respect to Buyer Damages and the obligations of Buyer to indemnify the Seller Indemnitees under
Section 10.3 of this Agreement with respect to Seller Damages, in either case resulting from the assertion of liability by third parties (each, as the case may be, a "Claim"), will be subject to the following terms and conditions:

     (a) Any party against whom any Claim is asserted will give the indemnifying party written notice of any such Claim promptly after learning of such Claim, and the indemnifying party may, at its option, undertake the defense of such Claim by representatives of its own choosing. Failure to give prompt notice of a Claim under this Agreement shall not affect the indemnifying party obligations under this Article X, except to the extent the indemnifying party is materially prejudiced by such failure to give prompt notice. If the indemnifying party, within 30 days after notice of any such Claim, or such shorter period as is reasonably required, fails to assume the defense of such Claim, the Buyer Indemnitee or the Seller Indemnitee, as the case may be, against whom such Claim has been made will (upon further notice to the indemnifying party) have the right to undertake the defense, compromise or settlement of such Claim on behalf of and for the account and risk, and at the expense, of the indemnifying party, subject to the right of the indemnifying party to assume the defense of such Claim at any time prior to settlement, compromise or final determination of such Claim.

     (b) Anything in this Section 10.4 to the contrary notwithstanding, the indemnifying party shall not enter into any settlement or compromise of any action, suit or proceeding or consent to the entry of any judgment (i) which does not include as an unconditional term of the delivery by the claimant or plaintiff to the Seller Indemnitee or the Buyer Indemnitee, as the case may be, of a written release from all liability in respect of such action, suit or proceeding or (ii) for other than monetary damages to be borne by the indemnifying party, without the prior written consent of the Seller Indemnitee or the Buyer Indemnitee, as the case may be, which consent shall not be unreasonably withheld.

     (c) The indemnifying party and the indemnified party shall cooperate fully in all aspects of any investigation, defense, pretrial activities, trial, compromise, settlement or discharge of any claim in respect of which indemnity is sought under this Article X, including, but not limited to, by providing the other party with reasonable access to employees and officers (including as witnesses) and other information.

     10.5 Insurance. The indemnifying party waives any right to subrogation to the rights of the indemnified party in respect of any insurance relating to damages to the extent of any indemnification payments made under this Agreement.

     10.6 No Duplication. Any liability for indemnification under this Agreement shall be determined without duplication of recovery by reason of the state of facts (i) giving rise to such liability constituting a breach of more than one representation, warranty, covenant or agreement or (ii) taken into account in determining any adjustment to the Purchase Price under Section 1.8.

     10.7 Sole Remedy.

     (a) The parties agree that the sole and exclusive remedy of any party to this Agreement or their respective affiliates with respect to this Agreement or any other claims relating to the Assets, the events giving rise to this Agreement and the transactions provided for in this Agreement or contemplated by this Agreement or by any other such claims relating to the Assets, events giving rise to this Agreement and the transactions provided for in this Agreement shall be limited to specific performance and the indemnification provisions set forth in this Article X and, in furtherance of the foregoing, each of the parties, on behalf of itself and its affiliates, waives and releases the other parties to this Agreement (and such other parties' affiliates) from, to the fullest extent permitted under any applicable law, any and all rights, claims and causes of action, except for specific performance, it or its affiliates may have against the other party to this Agreement except as provided by this Agreement.

     (b) The parties intend that, even though indemnification and other obligations appear in various sections and articles of this Agreement, the indemnification procedures and limitations contained in this
          Article X shall apply to all indemnity and other obligations of the parties under this Agreement except to the extent expressly excluded in this Article X.

     10.8 No Special Damages. IN NO EVENT SHALL ANY PARTY BE LIABLE UNDER THIS
ARTICLE X OR OTHERWISE IN RESPECT OF THIS AGREEMENT FOR EXEMPLARY, SPECIAL, PUNITIVE, INDIRECT, REMOTE, SPECULATIVE OR CONSEQUENTIAL DAMAGES EXCEPT TO THE EXTENT ANY SUCH PARTY SUFFERS SUCH DAMAGES TO AN UNAFFILIATED THIRD PARTY IN CONNECTION WITH A THIRD PARTY CLAIM, IN WHICH EVENT SUCH DAMAGES SHALL BE RECOVERABLE.

                                   ARTICLE XI
                                  TERMINATION

     11.1 Termination. This Agreement may be terminated at any time prior to
Closing:

     (a)  By mutual written consent of Buyer and Seller;

     (b) By Buyer or Seller if the Closing shall not have occurred on or before December 31, 2002; provided however, that this provision shall not be available to Buyer if Seller has the right to terminate this Agreement under clause (d) of this Section 11.1, and this provision shall not be available to Seller if Buyer has the right to terminate this Agreement under clause (c) of this Section 11.1;

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

     (c) By Buyer if there is a material breach of any representation, or warranty set forth in Article II hereof or any covenant or agreement to be complied with or performed by Seller pursuant to the terms of this Agreement or the failure of a condition set forth in Article VI to be satisfied (and such condition is not waived in writing by Buyer) on or prior to the Closing Date, or the occurrence of any event which results or would result in the failure of a condition set forth in
          Article V and VII to be satisfied on or prior to the Closing Date, provided that Buyer may not terminate this Agreement prior to the Closing if Buyer has not provided Seller with written notice of the failure of the condition, and Seller has not had at least ten (10) business days thereafter to cure such failure; or

     (d) By Seller if there is a material breach of any representation or warranty set forth in Article III hereof or of any covenant or agreement to be complied with or performed by Buyer pursuant to the terms of this Agreement or the failure of a condition set forth in
          Article V and VI to be satisfied (and such condition is not waived in writing by Seller) on or prior to the Closing Date, or the occurrence of any event which results or would result in the failure of a condition set forth in Article V to be satisfied on or prior to the Closing Date; provided that, Seller may not terminate this Agreement prior to the Closing Date if Seller has not provided Buyer with written notice of the failure of the condition, and Buyer has not had at least ten (10) business days thereafter to cure such failure.

     (e) By Buyer if Seller provides Buyer with an updated Disclosure Letter pursuant to Section 4.8 which discloses a fact or event which would have a material impact, in Buyer's sole judgment, on the Acquired Factories or the Assets.

     11.2 In the Event of Termination. In the event of termination of this
Agreement:

     (a) Each party shall promptly redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof to the party furnishing the same;

     (b) The provisions of Section 4.3 hereof shall continue in full force and effect; and

     (c) No party hereto shall have any liability to any other party to this Agreement, except as stated in subsections (a), (b) and (c) of this
          Section 11.2, except for any willful breach of this Agreement occurring prior to the proper termination of this Agreement.

                                   ARTICLE XII
                               ASSIGMENT OF RIGHTS

     The parties hereto agree and acknowledge that substantially all of Seller's rights, title and interests to the Torrington Facility acquired by Buyer hereunder will, upon Closing, be leased to Western pursuant to the Lease Agreement. Seller hereby agrees and acknowledges that the representations, warranties, covenants and agreements made and agreed to by Seller hereunder, as such relate to the Torrington Facility, shall be assigned to Western by the Buyer. Further, Seller hereby acknowledges and agrees that Western shall have the same rights as to indemnification as Buyer hereunder as relates to the Torrington Facility.

                                  ARTICLE XIII
                                  MISCELLANEOUS

     13.1 Assignment. Except for the assignment of the set forth in Article XII, neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party without the prior written consent of the other parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and no other person shall have any right, benefit or obligation under this Agreement as a third party beneficiary or otherwise.

     13.2 Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested.

     In each case notice shall be sent to:

     If to Seller, addressed to:

     Imperial Sugar Company
     8016 Highway 90A
     Sugar Land, TX 77487
     Attention: William F. Schwer
     Facsimile: 281-470-9881

     With a copy to

     Baker Botts L.L.P.
     One Shell Plaza
     910 Louisiana Plaza
     Houston, TX 77002-4995
     Attention: J. David Kirkland, Jr.
     Facsimile: 713-229-7701

     If to Buyer, addressed to:

     Sidney Sugars Incorporated
     101 North 3/rd/ Street
     Moorhead, MN 56560
     Attention: Joseph J. Talley
     Facsimile: 218-236-4422

     With a copy to:

     Oppenheimer Wolff & Donnelly LLP
     45 South Seventh Street, Suite 3300
     Minneapolis, MN 55402
     Attention: Daniel Mott
     Facsimile: 612-607-7100

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

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

     13.3 Choice of Law. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of New York (without reference to its choice of law provisions).

     13.4 Entire Agreement: Amendments and Waivers. This Agreement, together with the Confidentiality Agreement, all Exhibits and Schedules hereto (including the Disclosure Letter) and the Ancillary Agreements, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby.

     13.5 Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     13.6 Expenses. Except as otherwise specified in this Agreement, each party hereto shall pay its own legal, accounting, out-of-pocket and other expenses incident to this Agreement and to any action taken by such party in preparation for carrying this Agreement into effect.

     13.7 Invalidity. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

     13.8 Titles. The titles, captions or headings of the Articles and Sections herein are for convenience of reference only and are not intended to be a pan of or to affect or restrict the meaning or interpretation of this Agreement.

     13.9 Representation of Counsel; Mutual Negotiation. Each party has had the opportunity to be represented by counsel of its choice in negotiating this Agreement. This Agreement shall therefore be deemed to have been negotiated and prepared at the joint request, direction, and construction of the parties, at arm's-length, with the advice and participation of counsel, and will be interpreted in accordance with its terms without favor to any party. The parties' respective counsel may not be disqualified from representing their clients in indemnification or other disputes arising out of this transaction by virtue of such counsel's prior representation of the other party in an unrelated matter.

             (The remainder of this page intentionally left blank).

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

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their respective behalf by their respective officers thereunto duly authorized, all as of the day and year first above written.

IMPERIAL SUGAR COMPANY                 SIDNEY SUGARS INCORPORATED

    /s/  H.P. Mechler,                     /s/  James J. Horvath
By:_________________________________   By:__________________________________
        H.P. Mechler                            James J. Horvath
Name:_______________________________   Name:________________________________
        Vice President/Accounting               President and CEO
Its:________________________________   Its:_________________________________

HOLLY SUGAR CORPORATION

     /s/  H.P. Mechler
By:_________________________________
          H.P. Mechler
Name:_______________________________
      Vice President
Its:________________________________



ACKNOWLEDGEMENT AND AGREEMENT:

     American Crystal Sugar Company agrees that it will cause Buyer, its wholly-owned subsidiary, to perform all Buyer's obligations hereunder.

                                        AMERICAN CRYSTAL SUGAR COMPANY

                                              /s/  James J. Horvath
                                        By:_________________________________
                                                   James J. Horvath
                                        Name:_______________________________
                                                President and CEO
                                        Its:________________________________

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